UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 210-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                              Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On February 13, 2019 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of October 31, 2018 (the “Merger Agreement”), by and among Newfield Exploration Company, a Delaware corporation (the “Company” or “Newfield”), Encana Corporation, a Canadian corporation (“Encana”), and Neapolitan Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Encana (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly-owned subsidiary of Encana. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, the Company terminated all outstanding commitments under that certain Amended and Restated Credit Agreement, dated as of March 23, 2018, among Newfield Exploration Company, JPMorgan Chase Bank, N.A., as the administrative agent, Wells Fargo Bank, National Association, The Bank of Nova Scotia, Houston Branch and The Bank of Tokyo Mitsubishi UFJ, Ltd., as co-syndication agents, and BMO Harris Bank N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents, and the lenders party thereto (the “Credit Agreement”). In connection with the closing of the Merger, the Company repaid in full all outstanding indebtedness of the Company and its subsidiaries for borrowed money or in respect of loans and advances under the Credit Agreement, and terminated such agreement, including all undrawn commitments thereunder.

The descriptions of the Credit Agreement contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated in its subsequent Quarterly Reports on Form 10-Q, are incorporated in this Item 1.02 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Newfield was converted into the right to receive 2.6719 common shares, no par value, of Encana (the “Encana Shares”), as well as cash in lieu of any fractional shares of Encana that otherwise would have been issued (collectively, the “Merger Consideration”).

The issuance of Encana Shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Encana’s registration statement on Form S-4 (File No. 333-228666). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed by Encana pursuant to Rule 424(b)(3) under the Securities Act contains additional information about the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and is incorporated by reference in this Current Report on Form 8-K.

The information set forth under the Introductory Note, the Joint Proxy Statement/Prospectus and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the effective time of the Merger (the “Effective Time”), shares of the Company common stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “NFX.” As a result of the Merger, the Company no longer fulfills the listing requirements of the NYSE. On the Closing Date, the Company notified the NYSE that the Merger had been completed and requested that the NYSE: (i) suspend trading of the Company common stock on the NYSE; (ii) withdraw the Company common stock from listing on the NYSE following the close of trading on the Closing Date; and (iii) file with the SEC a notification of removal from listing on Form 25 to delist the Company common stock from the NYSE and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Upon the Company’s request, the

NYSE filed a Form 25 to delist the Company common stock from the NYSE and deregister the Company common stock under Section 12(b) of the Exchange Act. The Company common stock ceased being traded following the close of trading on the Closing Date and will no longer be listed on the NYSE. Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act with respect to the Company common stock as promptly as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In addition, (i) all outstanding Newfield restricted stock awards were cancelled and converted into the right to receive the Merger Consideration; (ii) all outstanding Newfield restricted share units were cancelled and (a) each holder of Newfield restricted stock units that had a cash settlement feature became entitled to receive, on a fully vested basis, a cash payment of equivalent value to the Merger Consideration, based on the recent trading price of Encana common shares and (b) each holder of Newfield restricted stock units that had a share settlement feature became entitled to receive, on a fully vested basis, the Merger Consideration; (iii) all outstanding Newfield performance share units were cancelled and converted into the right to receive the Merger Consideration, with the performance-based vesting conditions applicable to such Newfield performance stock units deemed achieved based on the determination of the compensation and management committee of the Newfield board of directors (the “Board”), not to exceed 200% per Newfield performance share unit; and (iv) any shares of Newfield notional stock that were held in connection with Newfield’s Nonqualified Deferred Compensation Plan were converted into the right to receive a cash payment of equivalent value to the Merger Consideration, based on the recent trading price of Encana common shares.

Item 5.01.	Changes in Control of the Registrant.

As a result of the Merger, a change in control of Newfield occurred, and Newfield is now an indirect, wholly-owned subsidiary of Encana.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure and Election of Directors

In accordance with the terms of the Merger Agreement, and as a result of the Merger, the existing directors of the Company resigned from the Board and from any and all committees of the Board on which they served, effective as of the Effective Time. Such resignations were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Effective Time, each of Sherri A. Brillon, David G. Hill, Michael G. McAllister, Andrew L. Rogers and Renee E. Zemljak became directors of the Company.

There are no arrangements or understandings between any director of the Company and any other person pursuant to which the director was selected as a director of the Company, other than the provisions of the Merger Agreement. There are no transactions involving any director of the Company that require disclosure under Item 404(a) of Regulation S-K.

Departure and Appointment of Certain Officers

As a result of the Merger and effective as of the Effective Time, the existing officers of the Company ceased serving in their respective corporate officer capacities with the Company, including Lee K. Boothby

(President and Chief Executive Officer), Lawrence S. Massaro (Executive Vice President and Chief Financial Officer), Gary D. Packer (Executive Vice President and Chief Operating Officer), and John H. Jasek (Senior Vice President – Operations). Such removals were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Effective Time, the Board appointed certain officers of the Company, including Michael G. McAllister as President of the Company and Sherri A. Brillon as Chief Financial Officer of the Company. Mr. McAllister, 60, has been the Executive Vice-President & Chief Operating Officer of Encana since November 2013. Ms. Brillon, 59, has been the Executive Vice-President & Chief Financial Officer of Encana since November 2009.

There are no arrangements or understandings between either Mr. McAllister or Ms. Brillon and any other person pursuant to which either Mr. McAllister or Ms. Brillon was appointed as an officer of the Company. There are no transactions involving Mr. McAllister or Ms. Brillon that require disclosure under Item 404(a) of Regulation S-K.

There are no family relationships among any of the Company’s directors and executive officers. All directors and executive officers of the Company will hold their respective positions with the Company until their resignation, death or removal from office or until their respective successors are duly elected or appointed.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Immediately following the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety. A copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2019, the Company and Encana issued a joint press release (the “Press Release”) announcing the closing of the Merger. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 8.01.	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Newfield Exploration Company

3.2	Amended and Restated Bylaws of Newfield Exploration Company

99.1	Joint Press Release, dated as of February 13, 2019, announcing the closing of the Merger

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 19, 2019	By:	/s/ Nancy L. Brennan
Nancy L. Brennan
Secretary